UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2008

_____________________________________________________________________

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Daimler Truck Financial $200 Million Secured Equipment Facility

On June 30, 2008, Covenant Transportation Group, Inc., a Nevada corporation (formerly known as Covenant Transport, Inc. and herein referred to as, the "Company"), and Covenant Asset Management, Inc., a Nevada corporation and one of the Company's subsidiaries (the "Borrower") (together with certain other subsidiaries of the Company), secured a $200,000,000 line of credit from Daimler Truck Financial (the "Daimler Financing").  The Daimler Financing is secured by both new and used tractors and is structured as a combination of retail installment contracts and TRAC leases.  Pricing for the Daimler Financing is at (i) the 60 month Treasury Rate plus 1.97% annually on new equipment financed through retail installment contracts, and (ii) a rate of 6% annually on all used equipment financed.  Approximately $122,000,000 was funded under the Daimler Financing at June 30, 2008.

Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement

Contemporaneously with the funding of the Daimler Financing, the Company and the Borrower (together with certain other subsidiaries of the Company), entered into that certain Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement ("Amendment No. 2") with Bank of America, N.A., as administrative agent (the "Agent") and SunTrust Bank, National City Bank, Branch Banking and Trust Company, First Tennessee Bank National Association, LaSalle Bank National Association, Regions Bank, FSG Bank, N.A., and Sovereign Bank (collectively, with the Agent, the "Lenders"), which amends that certain Second Amended and Restated Credit Agreement, dated December 21, 2006, by and among the Company, the Borrower, and the Lenders, as amended (the "Credit Agreement").

Amendment No. 2, among other things, (i) amends certain defined terms used in the Credit Agreement, (ii) authorizes the Daimler Financing and releases Agent's liens on any collateral securing the Daimler Financing, (iii) reduces the maximum borrowing limit from $190,000,000 to $81,000,000, (iv) limits the aggregate outstanding amount of revolving loans under the Credit Agreement to $30,000,000, (v) fixes the letter of credit sublimit under the Credit Agreement at the present level of $51,000,000 and grants the Agent a security interest in a cash collateral account of $50,500,000 to secure outstanding standby letters of credit, and (vi) waives, for the period commencing June 30, 2008 and ending August 29, 2008, any default or event of default that may have otherwise occurred as a result of any failure by the Company's consolidated group of companies to comply with a leverage ratio contained in the Credit Agreement.  After giving effect to Amendment No. 2, borrowings under the Credit Agreement are subject to a borrowing base limit of (i) 85% of the net orderly liquidation value of any eligible revenue equipment as determined under an appraisal prepared by Taylor & Martin, Inc. (the "Taylor & Martin Appraisal"), plus (ii) 70% of the net book value of any eligible revenue equipment that is not valued in the Taylor & Martin Appraisal, plus (iii) the balance in the cash collateral account, less specified types of unsecured indebtedness, and letters of credit.

The obligations of the Borrower under the Credit Agreement continue to be guaranteed by the Company and all of the Company's wholly-owned domestic subsidiaries, except CVTI Receivables Corp., a Nevada corporation (collectively, the "Guarantors"), and is secured by a pledge of certain of the Guarantors' assets, excluding certain revenue equipment of the Guarantors serving as collateral under the Daimler Financing.

The foregoing summary of the terms and conditions of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which will be filed with the Company's Form 10-Q for the quarter ending June 30, 2008.

Limited Waiver to Loan Agreement Relating to Accounts Receivable Securitization

On July 7, 2008, the Company and CVTI Receivables Corp., an indirect, wholly-owned subsidiary of the Company, entered into that certain Limited Waiver to Loan Agreement (the "Securitization Facility Waiver") with Three Pillars Funding LLC, and SunTrust Robinson Humphrey, Inc., the sole purpose of which was to waive any defaults that would have occurred under the Company's existing accounts receivable securitization facility because of a certain cross-default provision contained in the existing accounts receivable securitization facility.  That cross-default provision is triggered by the Company's default on any debt obligation in excess of $5 million, regardless of whether such default is waived.  Thus, a default under the Credit Agreement, although waived, necessitated a waiver under the Company's existing accounts receivable securitization facility.  The Securitization Facility Waiver is effective for the period commencing June 30, 2008 and ending August 29, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under Amendment No. 2 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 7, 2008, the Company issued a press release announcing the Daimler Financing, Amendment No. 2, and the Securitization Facility Waiver.  A copy of the press release is attached to this report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99	Covenant Transportation Group, Inc. press release announcing the Daimler Financing, Amendment No. 2, and the Securitization Facility Waiver.

The information contained in Items 7.01 and 9.01 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in the exhibit hereto contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the last paragraph of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: July 7, 2008	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Covenant Transportation Group, Inc. press release announcing the Daimler Financing, Amendment No. 2, and the Securitization Facility Waiver.